UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36756	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2017, the Lamar Advertising Company (the “Company”) held its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). Only stockholders of record as of the close of business on March 27, 2017 were entitled to vote at the 2017 Annual Meeting. As of March 27, 2017, 83,445,692 shares of Class A Common Stock, 14,420,085 shares of Class B Common Stock, and 5,719.49 shares of Series AA Preferred Stock were outstanding and entitled to vote at the 2017 Annual Meeting. With respect to the matters submitted for vote at the 2017 Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote. At the 2017 Annual Meeting, 79,597,788 shares of Class A Common Stock, all 14,420,085 shares of Class B Common Stock, and all 5,719.49 shares of Series AA Preferred Stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2017 (the “Proxy”), were before the meeting, and they received the following votes:

Proposal 1: Election of Seven Directors to Serve until the 2018 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes
John Maxwell Hamilton	213,220,439.49	3,395,299	7,188,619
John E. Koerner, III	213,173,889.49	3,441,849	7,188,619
Stephen P. Mumblow	213,192,930.49	3,422,808	7,188,619
Thomas V. Reifenheiser	213,189,780.49	3,425,958	7,188,619
Anna Reilly	213,659,773.49	2,955,965	7,188,619
Kevin P. Reilly, Jr.	213,951,667.49	2,664,071	7,188,619
Wendell Reilly	213,674,211.49	2,941,527	7,188,619

Proposal 2: Approval, on an advisory and non-binding basis, of the compensation paid to the Company’s named executive officers. The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes

215,901,625.49	649,895	64,218	7,188,619

Proposal 3: Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes on the compensation paid to the Company’s named executive officers. A proposal relating to the frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers received a majority of the votes cast in favor of a stockholder advisory vote every three years with the votes shown:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-votes

64,271,297	177,719	152,131,033.49	35,689	7,188,619

Proposal 4: Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2017 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes

223,375,437.49	408,923	19,997	0

In light of the voting results with respect to the frequency of future stockholder votes on executive compensation (detailed above under the voting results for Proposal 3), the Company’s Board of Directors has determined that the Company will hold a triennial advisory vote on executive compensation until the next required advisory vote on the frequency of the vote on executive compensation, or until the Board of Directors determines it is in the best interest of the Company to hold such vote with different frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer